UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2021

ATLAS TECHNICAL CONSULTANTS, INC. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-38745 (Commission File Number)	83-0808563 (IRS Employer Identification No.)

13215 Bee Cave Parkway, Building B, Suite 230 Austin, Texas (Address of principal executive offices)		78738 (Zip Code)

Registrant’s telephone number, including area code: (512) 851-1501

 N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	ATCX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation of Director

On April 20, 2021, Mr. Jeff Jenkins resigned as a director on the board of directors (the “Board”) of Atlas Technical Consultants, Inc. (the “Company”) to focus on his other business interests. Mr. Jenkins has served as a director of the Company since the February 2020 business combination and is a founder and partner of Bernhard Capital Partners, the largest stockholder of the Company.

Mr. Jenkins’ resignation was not a result of a disagreement with the Company, a disagreement between the Company and Bernhard Capital Partners, or from any matter relating to the Company’s operations, policies or practices. The Board thanks Mr. Jenkins for his many contributions to the Company and wishes him well in his future business endeavors.

(d) Appointment of Director

On April 20, 2021, the Board appointed Mr. Collis Temple, III to the Board as a Class III Director and he will serve until the 2022 annual meeting of stockholders. Mr. Temple has not yet been appointed to serve on a committee of the Board.

Mr. Temple was determined by the Board to be “independent” in accordance with published listing requirements of the Nasdaq Stock Market LLC and applicable rules of the Securities and Exchange Commission. In connection with his service on the Board, Mr. Temple will receive annual cash compensation of $55,000 and $100,000 worth of restricted stock units (“RSUs”), the same level of total annual compensation as other independent directors of the Board, with each of the annual cash compensation and annual RSU grant being prorated for 2021 based on the portion of the year he serves on the Board. Beginning in 2022, Mr. Temple will be eligible to receive the same level of annual cash and the same dollar value of annual RSU grants as other independent directors of the Board.

In connection with Mr. Temple’s appointment, it is anticipated that Mr. Temple will enter into the standard form of indemnification agreement with the Company in substantiality the form previously approved by the Board, a copy of which was previously filed on March 9, 2020 as Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 001-38745) and is incorporated by reference herein.

Mr. Temple is not related to any officer or director of the Company. There are no arrangements or understandings between Mr. Temple and any other persons pursuant to which he will serve as a director. There are no transactions or relationships between Mr. Temple and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

With Mr. Temple’s appointment, one Board position remains vacant, and the Board expects to fill that position with an independent director in the near future.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLAS TECHNICAL CONSULTANTS, INC.

By:	/s/ L. Joe Boyer
Name: Title:	L. Joe Boyer Chief Executive Officer

Dated: April 21, 2021

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